EXHIBIT 10.1
RHI Entertainment, LLC
1325 Avenue of the Americas
New York, NY 10019
July 20, 2010
Mr. William J. Aliber
6509 Belinder Avenue
Mission Hills, Kansas 66208
Re: Separation Agreement
Dear Bill:
          This Letter Agreement sets forth the understanding by and between you and RHI Entertainment, LLC, a Delaware limited liability company (together with its subsidiaries and affiliates, the “Company”), regarding your termination of employment with the Company.
          1. Termination of Employment. Your last day of active employment with the Company will be August 13, 2010 (the “Termination Date”).
          2. Employment Agreement. You and the Company previously entered into that certain Employment Agreement, dated November 2, 2009 and effective as of October 1, 2009, as amended May 3, 2010 (the “Employment Agreement”) setting forth the terms of your employment. You hereby acknowledge and agree that, in consideration for the payment provided in Section 4 below, the Employment Agreement shall be terminated as of the Termination Date and that, following the Termination Date, it shall be of no further force and effect; provided, however, that, notwithstanding the foregoing, the provisions of Section 6 of the Employment Agreement shall continue to apply for the maximum time and to the maximum extent provided therein. You understand and agree that neither the Company nor any of its shareholders or affiliates shall make any other payments to you, or have any further obligations to you, except as described in this Letter Agreement and pursuant to Section 5(a) of the Employment Agreement (and that notwithstanding anything that occurs during the period beginning on the date hereof and ending on the Termination Date you shall not be entitled to any payment or benefit set forth in Section 5 of the Employment Agreement (other than the payments and benefits described in Section 5(a) of the Employment Agreement)).
          3. Forfeiture of Equity Awards and Value Units. You previously entered into that certain (a) RHI Entertainment, Inc. Restricted Stock Unit Award Agreement, by and between you and RHI Entertainment, Inc., a Delaware corporation (“RHI”), dated November 19, 2008, pursuant to which you were granted an award of 30,367 restricted stock units (the “RSU Award Agreement”) and (b) RHI Entertainment, Inc. Stock Option Agreement, by and between you and RHI, dated November 19, 2008, pursuant to which you were granted an option to purchase 91,102 shares of common stock of RHI (the “Option Agreement”). You hereby acknowledge and agree that (x) the RSU Award Agreement and the Option Agreement shall each be terminated as of the Termination Date, and, following the Termination Date, each shall be of no further force and effect; and (y) following the Termination Date, you shall have no right to receive or purchase shares of common stock of RHI or have any other right to receive any payments or benefits pursuant to the RSU Agreement or the Option Agreement. Notwithstanding anything to the contrary in any other agreement, you acknowledge and agree that, in accordance with the terms of that certain Second Amended and Restated KRH Investments LLC Operating Agreement (the “LLC Agreement”), as of the Termination Date, all Value Units (as defined in the LLC Agreement) issued to you shall be forfeited and cancelled.
          4. Payments. Subject to your execution and non-revocation of a waiver and release of claims agreement in substantially the form attached hereto as Exhibit A (the “Release”), the Company shall pay you a cash payment in the amount of $292,487.23 (the “Termination Payment”), which represents the sum of (a) $250,000, (b) the gross cost of 30 days of “COBRA” continuation coverage under the group health plan in which you and your eligible dependents currently participate, to the extent permitted by Section 601 et seq. of the Employee Retirement Income Security Act of 1974, and (c) the value of your accrued and unused vacation days as of your Termination Date, payable in accordance with customary payroll practices, on the later of (i) July 22, 2010 and (ii) the first Friday following the expiration of the applicable revocation period after you execute the Release. You acknowledge that, but for your execution of this Letter Agreement, you would not be entitled to receive any termination payments and benefits under the Employment Agreement (other than compensation and benefits earned through the Date of Termination, as provided in Section 5(a) of the Employment Agreement). You acknowledge and agree that, other than the Termination Payment and the compensation and benefits you are entitled to receive under Section 5(a) of the Employment Agreement through the Termination Date, neither you nor any other person or entity shall have any right to receive any payment or benefit from the Company in connection with your termination of employment with the Company. You further represent and warrant that such Termination Payment is adequate consideration for the waiver of your rights under the Employment Agreement, RSU Award Agreement, the Option Agreement and the LLC Agreement, as set forth in Section 2 and Section 3 hereof.
          5. Restrictive Covenants. You acknowledge that the Company is providing you with the payments and benefits pursuant to this Letter Agreement, including without limitation the Termination Payment, in material part in consideration for your agreement to comply with the restrictive covenants set forth in Section 6 of the Employment Agreement and you acknowledge and agree that you will comply with such restrictive covenants. The Company reserves all rights at law or in equity to enforce the restrictive covenants set forth in Section 6 of the Employment Agreement.
          6. Releases. Notwithstanding any other provision of this Letter Agreement or the Employment Agreement to the contrary, in consideration of the Termination Payment due under Section 4 of this Letter Agreement, you agree to sign and be bound by the Release, which you acknowledge has been provided to you on the date hereof. In addition, you agree that on the Termination Date you will sign and be bound by an additional Release, substantially in the form attached hereto as Exhibit B, which shall be provided to you on the Termination Date (the “Termination Date Release”). If, as of the thirtieth (30th) day following the Termination Date, you have failed to execute or you have revoked the Termination Date Release, you shall be required to immediately repay to the Company the full amount of the Termination Payment.
          7. Confidentiality. You and the Company each agree not to disclose the terms or existence of this Letter Agreement and the Release to any person, agency, institution,

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company, or other entity unless the other party agrees to such disclosure in advance and in writing, provided that each party may, without such permission disclose information concerning your termination of employment and make such disclosures as are required by law, including disclosures to governmental authorities and taxing agencies, and disclose the terms of this Letter Agreement and Release to attorney(s), accountant(s), tax advisor(s), and other professional service provider(s), as reasonably necessary (and you may disclose the terms of this Letter Agreement and Release to your spouse and immediate family members); provided in each case that you instruct such person(s) that the terms of this Letter Agreement and the Release are strictly confidential and are not to be revealed to anyone else except as required by law.
          8. Consulting Services/Cooperation. You agree that you will make yourself available to respond to any inquiries from the Company’s officers and board of directors and to provide consulting services and advice as needed, regarding business matters of the Company, for a 12-month period beginning on the Termination Date (the “Cooperative Period”). The Company’s use of your services during the Cooperative Period shall be at the sole discretion of the Company, subject to advance notice and your reasonable availability. If the Company requires your services in person during the Cooperative Period, you agree that you will travel at the Company’s sole expense to any location reasonably requested by the Company for this purpose, subject to advance notice and your reasonable availability. You agree to exercise the highest degree of professionalism and utilize your full expertise and talents in responding to such requests from the Company’s officers and board of directors. You further agree that you will cooperate fully and make yourself available to respond to any inquiries from the Company or its representatives, and to provide testimony, if needed, in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during your employment, including testimony related to the Company’s restructuring efforts. Such continuing obligation to cooperate with the Company in any investigation, administrative proceeding or litigation relating to any matter that occurred during your employment, including the Company’s restructuring efforts, shall continue in perpetuity.
          9. Tax Withholding. The Company shall be entitled to withhold from any amounts payable under this Letter Agreement and the Employment Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.
          10. Further Assurances. In order to effectuate the foregoing, you agree to execute any additional documents and to take such further actions as may be reasonably requested from time to time by the Company.
          11. Entire Agreement. This Letter Agreement sets forth the entire agreement between you and Company and supersedes and replaces any and all prior oral or written agreements or understandings between you and the Company, concerning payments and benefits payable upon your termination of employment, including without limitation the Employment Agreement (except for Sections 6 of the Employment Agreement which shall remain in effect in accordance with their terms), the RSU Award Agreement, the Option Agreement and the LLC Agreement. You represent that you have signed this Letter Agreement voluntarily.
[signature page follows]

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          Please indicate your acceptance of the terms and provisions of this Letter Agreement and the Release by signing both copies of this Letter Agreement and the Release and returning one copy of each to me. The other copy of each is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement and the accompanying Release in their entirety; fully understand and agree to their terms and provisions; waive any notice periods under the Employment Agreement; and intend and agree that the Letter Agreement and Release are final and legally binding on you and the Company. This Letter Agreement shall be governed and construed under the internal laws of the State of New York and may be executed in several counterparts.
Very truly yours,

/s/ Henry S. Hoberman Henry S. Hoberman
Executive Vice President, General Counsel & Secretary

Agreed, Acknowledged and Accepted:

/s/ William J. Aliber William J. Aliber

Date: July 20, 2010

EXHIBIT A
WAIVER AND RELEASE OF CLAIMS AGREEMENT
          In exchange for the payments described in that certain Letter Agreement (the “Letter Agreement”), entered into between myself and RHI Entertainment, LLC, a Delaware limited liability company (the “Company”), dated July 20, 2010, I freely and voluntarily agree to enter into and be bound by this Waiver and Release of Claims Agreement (the “Release”):
          1. I acknowledge that my employment with the Company and all subsidiaries and affiliates thereof terminated on August 13, 2010 (the “Termination Date”). I further acknowledge that the Company delivered this Release to me on July 16, 2010.
          2. I acknowledge that, but for my execution of this Release, I would not be entitled to receive the payments provided in the Letter Agreement. I represent and warrant that the payment of the Termination Payment (as defined in the Letter Agreement) is good, valid and sufficient consideration for my agreement to enter into and be bound by the Release.
          3. I, and anyone claiming through me (including without limitation my heirs, and agents, representatives and assigns), hereby irrevocably waive and forever release and discharge the Company, its parents, subsidiaries, affiliates, officers, directors, employees, agents, predecessors, successors and assigns (including, without limitation, RHI Entertainment, Inc., and its direct and indirect shareholders) (the “Releasees”), from any and all liabilities of any nature whatsoever, known and unknown, fixed or contingent, arising out of, based on, or related to my employment by the Company or any other Releasee, the termination of such employment, and any dealings, transactions or events involving the Releasees occurring prior to or on the Termination Date, including but not limited to claims under the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1966; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Employment Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification (“WARN”) Act; the Human Rights Laws of the State and City of New York; and any other federal, state or local law, rule or regulation, or common law claim. This includes, but is not limited to, all wrongful termination and “constructive discharge” claims, all discrimination claims, all claims relating to any contracts of employment, whether express or implied, any covenant of good faith and fair dealing, whether express or implied, and any tort of any nature. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, benefits, compensatory damages, liquidated damages, punitive damages or attorney’s fees. I also agree not to commence or cooperate in the prosecution or investigation of any lawsuit, administrative action or other claim or complaint against the Releasees, except as required by law.
          4. I understand and agree that this Release will be binding on me and my heirs, administrators and assigns. I acknowledge that I have not assigned any claims or filed or initiated any legal proceedings against any of the Releasees.
          5. I UNDERSTAND THAT I HAVE TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT TO SIGN THIS RELEASE. THE COMPANY HEREBY ADVISES ME OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE

RELEASE AND I ACKNOWLEDGE THAT I HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND HAVE EITHER HELD SUCH CONSULTATION OR HAVE DETERMINED NOT TO CONSULT WITH AN ATTORNEY.
          6. I UNDERSTAND THAT I MAY REVOKE MY ACCEPTANCE OF THIS RELEASE BY DELIVERING NOTICE OF MY REVOCATION TO HENRY S. HOBERMAN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY OF THE COMPANY WITHIN THE SEVEN (7) DAY PERIOD BEGINNING ON THE DAY FOLLOWING THE DAY I SIGN THE RELEASE (THE “REVOCATION PERIOD”). IF I DO NOT REVOKE MY ACCEPTANCE OF THIS RELEASE WITHIN THE REVOCATION PERIOD, IT WILL BE LEGALLY BINDING AND ENFORCEABLE ON THE DAY IMMEDIATELY FOLLOWING THE LAST DAY OF THE REVOCATION PERIOD.
          7. I acknowledge and agree that if any provision of this Release is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release shall continue in full force and effect.
          8. This Release is deemed made and entered into in the State of New York, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New York, to the extent not preempted by federal law.
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          I acknowledge and agree that I have carefully read and fully understand all of the provisions of this Release and that I voluntarily enter into this Release by signing below. Upon execution, I agree to deliver a signed copy of this Release to Henry S. Hoberman, Executive Vice President, General Counsel & Secretary of the Company.

William J. Aliber

Date:

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EXHIBIT B
WAIVER AND RELEASE OF CLAIMS AGREEMENT
          In exchange for the payments described in that certain Letter Agreement (the “Letter Agreement”), entered into between myself and RHI Entertainment, LLC, a Delaware limited liability company (the “Company”), dated July 20, 2010, I freely and voluntarily agree to enter into and be bound by this Waiver and Release of Claims Agreement (the “Release”):
          1. I acknowledge that my employment with the Company and all subsidiaries and affiliates thereof terminated on August 13, 2010 (the “Termination Date”). I further acknowledge that the Company delivered this Release to me on August 10, 2010.
          2. I acknowledge that, but for my execution of this Release, I would not be entitled to receive the payments provided in the Letter Agreement. I represent and warrant that the payment of the Termination Payment (as defined in the Letter Agreement) is good, valid and sufficient consideration for my agreement to enter into and be bound by the Release.
          3. I, and anyone claiming through me (including without limitation my heirs, and agents, representatives and assigns), hereby irrevocably waive and forever release and discharge the Company, its parents, subsidiaries, affiliates, officers, directors, employees, agents, predecessors, successors and assigns (including, without limitation, RHI Entertainment, Inc., and its direct and indirect shareholders) (the “Releasees”), from any and all liabilities of any nature whatsoever, known and unknown, fixed or contingent, arising out of, based on, or related to my employment by the Company or any other Releasee, the termination of such employment, and any dealings, transactions or events involving the Releasees occurring prior to or on the Termination Date, including but not limited to claims under the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1966; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Employment Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification (“WARN”) Act; the Human Rights Laws of the State and City of New York; and any other federal, state or local law, rule or regulation, or common law claim. This includes, but is not limited to, all wrongful termination and “constructive discharge” claims, all discrimination claims, all claims relating to any contracts of employment, whether express or implied, any covenant of good faith and fair dealing, whether express or implied, and any tort of any nature. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, benefits, compensatory damages, liquidated damages, punitive damages or attorney’s fees. I also agree not to commence or cooperate in the prosecution or investigation of any lawsuit, administrative action or other claim or complaint against the Releasees, except as required by law.
          4. I understand and agree that this Release will be binding on me and my heirs, administrators and assigns. I acknowledge that I have not assigned any claims or filed or initiated any legal proceedings against any of the Releasees.
          5. I UNDERSTAND THAT I HAVE TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT TO SIGN THIS RELEASE. THE COMPANY HEREBY ADVISES ME OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE

RELEASE AND I ACKNOWLEDGE THAT I HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND HAVE EITHER HELD SUCH CONSULTATION OR HAVE DETERMINED NOT TO CONSULT WITH AN ATTORNEY.
          6. I UNDERSTAND THAT I MAY REVOKE MY ACCEPTANCE OF THIS RELEASE BY DELIVERING NOTICE OF MY REVOCATION TO HENRY S. HOBERMAN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY OF THE COMPANY WITHIN THE SEVEN (7) DAY PERIOD BEGINNING ON THE DAY FOLLOWING THE DAY I SIGN THE RELEASE (THE “REVOCATION PERIOD”). IF I DO NOT REVOKE MY ACCEPTANCE OF THIS RELEASE WITHIN THE REVOCATION PERIOD, IT WILL BE LEGALLY BINDING AND ENFORCEABLE ON THE DAY IMMEDIATELY FOLLOWING THE LAST DAY OF THE REVOCATION PERIOD.
          7. I acknowledge and agree that if any provision of this Release is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release shall continue in full force and effect.
          8. This Release is deemed made and entered into in the State of New York, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New York, to the extent not preempted by federal law.
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          I acknowledge and agree that I have carefully read and fully understand all of the provisions of this Release and that I voluntarily enter into this Release by signing below. Upon execution, I agree to deliver a signed copy of this Release to Henry S. Hoberman, Executive Vice President, General Counsel & Secretary of the Company.

William J. Aliber

Date:

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